Exhibit 10.2

CONSTRUCTION AGREEMENT

AMENDMENT #1

August 25, 2005

WHEREAS, Alberta Energy Holding, Inc. (“Alberta”), a private company organized and in good standing under the laws of Delaware and Blast Energy Services, Inc. (“Blast” and formerly known as Verdisys, Inc.), a public company organized and in good standing under the laws of California entered into a Construction Agreement dated March 17, 2005 (the “Agreement”). Alberta and Blast shall collectively be known as the Party or Parties;

WHEREAS, the Parties now wish to reaffirm the provisions of the Agreement and make certain amendments thereto. The original objective is reaffirmed that Alberta will engineer, design, source, and build the AFJ Coiled Tubing Rig System under the terms and conditions in the Agreement as modified herein. Alberta has undertaken to ensure the integration of the various rig systems and to assist Blast in deploying the rig through commissioning and into commercial operation;

WHEREAS the Parties are executing a Technology Purchase Agreement as of this date;

THEREFORE, in view of the good and valuable consideration stated below, Blast and Alberta agree as follows:

1. The scope of the construction project is defined in the Agreement and the factory acceptance test criteria are defined herein in Schedule A.

2. The modified lump sum price in Section 3 of the Agreement is hereby amended from $850,000 to $900,000 to recognize delays in funding and costs to expedite delivery.

3. The Budget Overrun sharing arrangements for Alberta in section 4 of the Agreement is hereby amended to range from costs in excess of $900,000 but not to exceed $1,000,000. Such range was previously $850,000 to $950,000.

4. The Budget Overrun sharing arrangements for Blast to assume in section 4 of the Agreement is hereby amended to amounts in excess of $1,000,000. Such limit was previously $950,000.

5. Alberta will now use its best efforts to deliver Blast Rig #1, as specified in Appendix A of the Agreement, for Factory Acceptance Testing on or before October 1, 2005. Such testing criteria are defined in Schedule A herein.

6. Alberta will provide a weekly update to David Adams including the following items: a critical path schedule, allocation of costs to date by major line item, upcoming major equipment/integration activities, areas of concern for the timing and mechanical viability of the project.

7. Blast hereby covenants to wire transfer additional advances and payments due under the Agreement as are requested by Alberta.

8. The incomplete sentence (“Need to refer to this superseding the Licensing Agreement”) immediately prior to the WITNESS provision of the Agreement is hereby stricken and has no binding effect.

9. Exhibit B of the Agreement is hereby cancelled and deleted.

10. Legal jurisdiction and binding arbitration provisions from the Agreement are reaffirmed by the Parties. Alberta agrees that any disputes that arise should be resolved amicably between the Parties and, failing such resolution, will be pursued in binding arbitration procedures.

11. Upon execution of this Agreement, each Party shall provide the other Party with a resolution from their respective Board of Directors authorizing Blast and Alberta officers to enter into this Agreement under the terms stated.

12. All other terms of the Construction Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written,

/s/ David M. Adams	/s/ Mark McAfee
David M. Adams	Mark McAfee
President & Co-CEO	President & CEO
Blast Energy Services, Inc.	Alberta Energy Holding, Inc.

/s/ John O’Keefe	/s/ Mark F. Alley
Witness	Witness

SCHEDULE A

ABRASIVE FLUID JETTING (“AFJ”) RIG

FACTORY ACCEPTANCE CRITERIA

As of August 26, 2005

•	COMPLETE THE CONSTRUCTION AND FACTORY ACCEPTANCE TESTING FOR THE BLAST AFJ RIG #1

•	Provide detailed documentation for AFJ Rig #1.

•	Manage Mxros, Inc for the integration of the various contractor service packages that are associated with the construction of AFJ Rig #1.

•	Meet the minimum acceptance criteria of the Factory Acceptance Test as outlined below and to be detailed prior to commencement of such tests.

•	Meet the minimum acceptance criteria for field testing in Hondo, Texas by supervising the drilling of two wells to confirm AFJ Rig #1 minimum designed operating specifications (“Field Acceptance Test”).

•	FACTORY ACCCEPTANCE TESTING CRITERIA

•	Supervise engine run testing with full load range for all installed rig system components.

•	Supervise test of all Pumps for load specification range of rated rig system performance.

•	Supervise Test Reel to manufacturer’s specifications, run forward, backward and neutral positions, including lateral movement of Level Wind and Reel.

•	Supervise Injector Head/Gooseneck for rated manufacturers specifications, snub/pull limits, feed rate, and robustness.

•	Supervise proper functioning of all Systems and Software readings via Cabin Control console(s).

•	Supervise test of all surface equipment, including Formation Access Tool (“F.A.T.”), Abrasive Slurry System, Jet Hose(s) and metal cutting Nozzle(s), and supervise casing cutting in a controlled environment.

•	Supervise complete shakedown of all remaining items on the mutually agreed Factory Acceptance checklist.

•	Supervise implementation of corrective actions on rejected items in a timely manner.

•	Confirm and mutually agree that any given corrective action(s) implemented meets design acceptance criteria.

•	HONDO, TEXAS FIELD AND OPERATING CRITERIA (Field Acceptance Test)

•	Supervise the re-test of all above factory tested components in a field environment as follows:

•	Supervise API standard pressure test on all Well Control systems and accumulator(s).

•	Supervise comprehensive test of complete range of stated performance criteria of F.A.T. system, at a depth of no less than ~1,200’ feet.

•	Supervise comprehensive test of Abrasive Slurry System and Casing Cutting Nozzle with successful cutting and metal removal of mutually agreed window and slot and perforation criteria, both at surface and down hole, at a depth of no less than ~1,200 feet.

•	Supervise comprehensive test of Lateral Jetting System, including Shoe, Jet Hose and Abrasive Jetting Nozzle with mutual agreed design criteria for confirmation of successfully accessing reservoir formation of at least 15 feet.

•	Supervise complete shakedown of all remaining items on the mutually agreed Field Acceptance checklist.

•	Supervise the implementation of corrective actions on rejected items in a timely manner.

•	Confirm and mutually agree that corrective action(s) implemented meets design acceptance criteria.